                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No.  33-130763 and 33-91192)  pertaining to the 401(k) Savings Plan of Lynch
Corporation and  Participating  Employers of our report dated June 9, 2006, with respect to the financial  statements  and schedule of the 401(k) Savings Plan of
Lynch  Corporation and  Participating  Employers  included in this Annual Report
(Form 11-K) for the year ended December 31, 2005.

                                         ERNST & YOUNG LLP

Providence, Rhode Island
June 23, 2006